As filed with the U.S. Securities and Exchange Commission on September 17, 2025.

Registration Statement No. 333-288600

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________________________________________________________________

AMENDMENT NO. 4
TO
FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

______________________________________________________________________

Agencia Comercial Spirits Ltd

(Exact name of Registrant as specified in its charter)

______________________________________________________________________

Not Applicable
(Translation of Registrant’s name into English)

______________________________________________________________________

Cayman Islands	5180	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

No. 65, Ln. 114, Xishi Rd., Xi’an Vil., Fengyuan Dist.
Taichung City 42061, Taiwan (R.O.C.)
Tel: + 886-4-25614413
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

______________________________________________________________________

Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, NY 10168
800-221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

______________________________________________________________________

Copies to:

Kyle Leung, Esq. Qin Li, Esq. Concord & Sage PC 1360 Valley Vistra Dr Suite 140 Diamond Bar, CA 91765 Tel: +1 929-989-7572	Liang Shih, Esq. Ron Levy, Esq. Zhiqi “Camilla” Zheng, Esq. The Crone Law Group, P.C. 420 Lexington Avenue Suite 2446 New York, NY 10170 Tel: +1 646-861-7891

______________________________________________________________________

Approximate date of commencement of proposed sale to the public: as soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

____________

†        The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 4 to the Registration Statement on Form F-1 (File No. 333-288600) is being filed solely for the purpose of filing certain updated exhibit to this registration statement on Form F-1, or the Registration Statement, and to amend and restate the exhibit index set forth in Part II of the Registration Statement. No changes have been made to the Registration Statement other than this explanatory note as well as revised versions of the cover page and exhibit index of the Registration Statement. This Amendment No. 4 does not contain copies of the prospectus included in the Registration Statement, which remains unchanged from the Registration Statement filed on September 4, 2025.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our post-offering amended and restated memorandum and articles of association permit indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such unless such losses, damages or cost arise from dishonesty, willful default or fraud which may attach to such directors or officers.

Under the form of indemnification agreements filed as Exhibit 10.3 to this registration statement, we will agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or executive officer.

The form of underwriting agreement to be filed as Exhibit 1.1 to this registration statement will also provide for indemnification of us and our officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7.    RECENT SALES OF UNREGISTERED SECURITIES.

During the past three years, we have issued the following securities. We believe that each of the following issuances was exempt from registration under the Securities Act pursuant to Section 4(a)(2) of the Securities Act regarding transactions not involving a public offering or in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. No underwriters were involved in these issuances of securities and no underwriting commissions were paid in connection therewith.

Purchaser	Date of Issuance	Number and Class of Securities	Consideration	Underwriting Discount and Commission
McGrath Tonner Corporate Services Limited(1)	March 7, 2025	1 ordinary share	USD1.00 per share	—
Ping Shiang Business Ltd	March 7, 2025	999 ordinary shares	USD1.00 per share	—
Ping Shiang Business Ltd	May 21, 2025	500 Class A Ordinary Shares	USD1.00 per share	—
Ooi Choon Hoi	May 21, 2025	28 Class A Ordinary Shares	USD9,360.00 per share	—
Choong Kah Jun	May 21, 2025	29 Class A Ordinary Shares	USD9,360.00 per share	—
Lee Yiee Jiunn	May 21, 2025	29 Class A Ordinary Shares	USD9,360.00 per share	—
Leong Kah Yee	May 21, 2025	30 Class A Ordinary Shares	USD9,360.00 per share	—
Ping Shiang Business Ltd	May 21, 2025	500 Class B Ordinary Shares	USD1.00 per share	—
Ping Shiang Business Ltd	June 24, 2025	2,000,000 Class A Ordinary Shares	USD0.00004 per share	—

Purchaser	Date of Issuance	Number and Class of Securities	Consideration	Underwriting Discount and Commission
Ping Shiang Business Ltd	June 24, 2025	12,500,000 Class A Ordinary Shares	Nil (1-for 25,000 stock split)	—
Ooi Choon Hoi	June 24, 2025	112,000 Class A Ordinary Shares	USD0.00004 per share	—
Ooi Choon Hoi	June 24, 2025	700,000 Class A Ordinary Shares	Nil (1-for 25,000 stock split)	—
Choong Kah Jun	June 24, 2025	116,000 Class A Ordinary Shares	USD0.00004 per share	—
Choong Kah Jun	June 24, 2025	725,000 Class A Ordinary Shares	Nil (1-for 25,000 stock split)	—
Lee Yiee Jiunn	June 24, 2025	116,000 Class A Ordinary Shares	USD0.00004 per share	—
Lee Yiee Jiunn	June 24, 2025	725,000 Class A Ordinary Shares	Nil (1-for 25,000 stock split)	—
Leong Kah Yee	June 24, 2025	120,000 Class A Ordinary Shares	USD0.00004 per share	—
Leong Kah Yee	June 24, 2025	750,000 Class A Ordinary Shares	Nil (1-for 25,000 stock split)	—
Ping Shiang Business Ltd	June 24, 2025	2,000,000 Class B Ordinary Shares	USD0.00004 per share	—
Ping Shiang Business Ltd	June 24, 2025	12,500,000 Class B Ordinary Shares	Nil (1-for 25,000 stock split)	—

____________

(1)      Upon the incorporation of Agencia Comercial Spirits Ltd on March 7, 2025, Agencia Comercial Spirits Ltd issued 1,000 ordinary shares to two then shareholders in connection with the incorporation of the Company, among which 1 ordinary share was issued to our registered office provider as initial subscriber, who then transferred the subscriber share to Ping Shiang Business Ltd on the same day.

ITEM 8.    EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

a)      Exhibits

See Exhibit Index beginning on page II-4 of this registration statement.

The agreements included as exhibits to this registration statement contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties were made solely for the benefit of the other parties to the applicable agreement and (i) were not intended to be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; (ii) may have been qualified in such agreement by disclosure that was made to the other party in connection with the negotiation of the applicable agreement; (iii) may apply contract standards of “materiality” that are different from “materiality” under the applicable securities laws; and (iv) were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement.

We acknowledge that, notwithstanding the inclusion of the foregoing cautionary statements, we are responsible for considering whether additional specific disclosure of material information regarding material contractual provisions is required to make the statements in this registration statement not misleading.

b)      Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Combined Financial Statements or the Notes thereto.

ITEM 9.    UNDERTAKINGS.

The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1)    For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)    For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(4)    For the purpose of determining any liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

AGENCIA COMERCIAL SPIRITS LTD

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
1.1†	Form of Underwriting Agreement
3.1*	Memorandum and Articles of Association of the Registrant as adopted at incorporation
3.2*	Amended and Restated Memorandum and Articles of Association of the Registration as adopted by special resolution dated May 21, 2025
3.3*	Amended and Restated Memorandum and Articles of Association of the Registration as adopted by special resolution dated June 24, 2025
3.4*	Form of Amended and Restated Memorandum and Articles of Association of the Registrant, effective immediately prior to the completion of this offering
4.1*	Registrant’s Specimen Certificate for Class A Ordinary Shares
5.1*	Opinion of Harney Westwood & Riegels regarding the validity of the ordinary shares being registered and certain other legal matters
5.2*	Opinion of KPMG Law Firm regarding certain Taiwan law matters
8.1*	Opinion of Harney Westwood & Riegels regarding certain Cayman Islands tax matters (included in Exhibit 5.1)
10.1*^	Employment Agreement between the Registrant and its Chief Executive Officer dated March 17, 2025
10.2*^	Employment Agreement between the Registrant and its Chief Financial Officer dated March 25, 2025
10.3*	Form of Director Agreement between the Registrant and each of its directors
10.4*	Form of Indemnification Agreement between the Registrant and each of its directors and executive directors
10.5*	English Translation of Lease Agreement in respect of office space located at No. 23-1, Shenzun Rd., Shengang Dist., Taichung City 429014, Taiwan (R.O.C.)
10.6*	English Translation of Lease Agreement in respect of warehouse located at No. 65-2, Shenlin Rd., Shengang Dist., Taichung City 429011, Taiwan (R.O.C.)
10.7*	English Translation of 2024 Lease Agreement in respect of warehouse located at No. 162-10, Shengang Rd., Shengang Dist., Taichung City 429015, Taiwan (R.O.C.)
10.8*	English Translation of 2023 Lease Agreement in respect of warehouse located at No. 162-10, Shengang Rd., Shengang Dist., Taichung City 429015, Taiwan (R.O.C.)
10.9*	English Translation of standard form of Sales Agreement between the Company and distributor customers
10.10*	English Translation of Trademark License Agreement between the Company and Sekoshuzo Co., Ltd.
21.1*	Significant Subsidiaries of the Registrant
23.1†	Consent of Enrome LLP
23.3*	Consent of Harney Westwood & Riegels (included in Exhibit 5.1)
23.4*	Consent of KPMG Law Firm (included in Exhibit 5.2)
23.5†	Consent of SH Wong & Co
24.1	Powers of Attorney (included on signature page in Part II of the registration statement)
99.1*	Code of Business Conduct and Ethics of the Registrant
99.2*	Consent of Migo Corporation Limited
99.3*	Consent of Wong Man Ue, Nick
99.4*	Consent of John Robert Fiore
99.5*	Consent of Patrick Man Shun Wong
99.6*	Consent of Lee Su-Jung
99.7*	Audit Committee Charter of the Registrant
99.8*	Compensation Committee Charter of the Registrant
99.9*	Nomination Committee Charter of the Registrant
99.10*	Compensation Recovery Policy of the Registrant
99.11*	Insider Trading Policy of the Registrant
99.12*	Whistleblower Policy of the Registrant
107*	Filing Fee Table

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*        Previously filed.

†        Filed herewith.

^        Pursuant to Item 601(a)(6) of Regulation S-K, certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) would likely cause competitive harm or constitute an unwarranted invasion of personal privacy if publicly disclosed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in No. 65, Ln. 114, Xishi Rd., Xi’an Vil., Fengyuan Dist., Taichung City 42061, Taiwan (R.O.C.), on September 17, 2025.

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Tsai Yi Yang, his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her substitute, may lawfully do or cause to be done by virtue hereof. This power-of-attorney does not revoke any earlier powers-of-attorney.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Agencia Comercial Spirits Ltd
By:	/s/ Tsai Yi Yang
Name: Tsai Yi Yang
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form F-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Tsai Yi Yang	Chief Executive Officer, Chairman of the Board	September 17, 2025
Name: Tsai Yi Yang	Directors (principal executive officer)
/s/ Wong Man Ue, Nick	Chief Financial Officer	September 17, 2025
Name: Wong Man Ue, Nick	(principal financial and accounting officer)

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Agencia Comercial Spirits Ltd, has signed this Registration Statement or amendment thereto in New York on September 17, 2025.

Authorized U.S. Representative Cogency Global Inc.
By:	/s/ Colleen A. DeVries
	Name:	Colleen A. DeVries
	Title:	Senior Vice-President on behalf of Cogency Global Inc.